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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

ARES COMMERCIAL REAL ESTATE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

April 27, 2017

Dear Stockholder:

              You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Commercial Real Estate Corporation (the "Company") to be held on June 7, 2017 at 10:00 a.m., Pacific Daylight Time, at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067.

              At the Annual Meeting, you will be asked to (i) elect two directors of the Company and (ii) ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, each as more fully described in the accompanying proxy statement.

              Your vote is important regardless of the number of shares you own.

              We will be using the "Notice and Access" method of providing proxy materials to stockholders. We believe that this process will provide a convenient and quick way to access the proxy materials, including the Company's proxy statement and 2016 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

              On or about April 28, 2017, the Company will mail to stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access the proxy statement and 2016 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access card also contains instructions as to how stockholders can receive a paper copy of the proxy materials and authorize a proxy to vote by mail.

              If you hold shares of the Company's common stock in "street name" through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

              We urge you to submit your proxy voting instructions to the Company as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.

              On behalf of your board of directors, thank you for your continued interest and support.

Sincerely,
/s/ ROBERT L. ROSEN Robert L. Rosen Chairman of the Board of Directors

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2017

To the Stockholders of Ares Commercial Real Estate Corporation:

              Notice is hereby given that the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Commercial Real Estate Corporation, a Maryland corporation (the "Company"), will be held on June 7, 2017 at 10:00 a.m., Pacific Daylight Time, at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067 for the following purposes:

  1.
  To elect two directors to serve until the Company's 2020 annual meeting of stockholders, and until their successors are duly elected and qualify;

  2.
  To consider and vote upon the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  3.
  To consider and take action upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

              Only the holders of record of shares of common stock of the Company at the close of business on the record date, April 12, 2017, will be entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

              Your vote is important regardless of the number of shares you own. Accordingly, we urge you to promptly submit your proxy voting instructions even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting.

              You have the option to revoke your proxy at any time prior to the Annual Meeting, or to vote your shares personally on request if you attend the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.

              If you hold shares of the Company's common stock in "street name" through a broker, bank or other institution or nominee, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

              Your proxy is being solicited by the Company's board of directors. The board of directors recommends that you vote FOR the election of the two directors listed in the accompanying proxy statement to serve until the Company's 2020 annual meeting of stockholders, and until their successors are duly elected and qualify and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

By Order of the Board of Directors,
/s/ ANTON FEINGOLD Anton Feingold Secretary

New York, New York
April 27, 2017

              Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2017: The Proxy Statement and the Company's 2016 Annual Report are available at: http://materials.proxyvote.com/04013V.

Ares Commercial Real Estate Corporation
245 Park Avenue, 42nd Floor
New York, NY 10167

PROXY STATEMENT FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

              This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by the board of directors (the "Board") of Ares Commercial Real Estate Corporation, a Maryland corporation (the "Company," "we," "us" or "our"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 7, 2017 at 10:00 a.m., Pacific Daylight Time, at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067 or at any adjournment or postponement thereof. This proxy statement, the notice of annual meeting of stockholders and the related proxy card are first being made available to our stockholders on or about April 27, 2017.

              This proxy statement is accompanied by our 2016 Annual Report which includes audited financial statements for the fiscal year ended December 31, 2016 audited by Ernst & Young LLP, our independent registered public accounting firm, and their report thereon, dated March 7, 2017.

              We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and we receive it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If you return an executed proxy, but no specification is made, the votes entitled to be cast by you will be cast FOR the election of the two directors listed in the accompanying proxy statement to serve until our 2020 annual meeting of stockholders, and until their successors are duly elected and qualify and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of common stock represented by properly submitted proxies in their discretion.

              Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to us in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If you hold shares of our common stock in "street name" through a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your broker, bank or other institution or nominee and present it at the Annual Meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

              Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

              The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters' or appraisal rights in connection with any of the proposals described herein. The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 12, 2017. As of the close of business on April 12, 2017, there were 28,482,756 shares of our common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies. Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange ("NYSE"), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Therefore, if you hold your shares in "street name" and do not give the broker or nominee specific voting instructions on the election of the two directors, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items.

              The affirmative vote of a plurality of the votes cast at a meeting at which a quorum is present is required under our Amended and Restated Bylaws (the "Bylaws") to approve Proposal 1 (the election of two directors to serve until our 2020 annual meeting of stockholders and until their successors are duly elected and qualify). This means that the nominees with the most votes are elected. For purposes of the vote on Proposal 1, you may vote "For" or withhold authority to vote for each of the nominees to the Board. "Withheld" votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, each director has agreed that if he or she receives more "Withheld" votes than "For" votes, the director will tender his or her resignation for consideration by the nominating and governance committee. For additional details, including a description of our director resignation policy, see the section of this proxy statement entitled "Proposal 1: Election of Directors."

              You may vote "For" or "Against," or abstain from voting on Proposal 2 (to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm). The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2 (meaning the number of shares voted "For" Proposal 2 must exceed the number of shares voted "Against" Proposal 2). For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

              We will bear the cost of solicitation of proxies in relation to this proxy statement. Proxies will be solicited by mail, by telephone, by electronic mail or by facsimile, telegram or other electronic means or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom we will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Commercial Real Estate Management LLC, our external manager (our "Manager"), without special compensation therefor, may solicit proxies personally, by telephone, by electronic mail or by facsimile, telegram or other electronic means from stockholders.

              The Board recommends that you vote FOR the election of the two directors listed in this proxy statement to serve until our 2020 annual meeting of stockholders, and until their successors are duly elected and qualify and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors

              Under our charter (as amended, the "Charter") and the Bylaws (together with the Charter, the "Charter Documents"), our directors are divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies, or until the director's earlier resignation, death or removal.

              The terms of Caroline E. Blakely, John Hope Bryant and Robert L. Rosen, the Class II directors, will expire at the Annual Meeting. On April 25, 2017, Mr. Bryant, one of our Class II directors, notified us that he would not stand for re-election as director of the Company when his current term expires at the Annual Meeting. Mr. Bryant is expected to continue to serve the remainder of his term until the date of the Annual Meeting. Mr. Bryant has served on the Board since April 2012 and currently serves as the Chairperson of the compensation committee and as a member of the nominating and governance committee. Mr. Bryant's decision not to stand for re-election as director was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company's operations, policies or practices. As a result, the nominating and governance committee has recommended, and the Board has nominated, Ms. Blakely and Mr. Rosen to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2020 and until their successors are duly elected and qualify. Ms. Blakely and Mr. Rosen have agreed to continue to serve as directors if elected and have consented to be named as nominees. The Charter Documents provide that directors shall be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that Ms. Blakely and Mr. Rosen must receive the most votes to be elected as our directors for the term for which they have been nominated.

              A stockholder can vote for or withhold his or her vote from such director nominee. Nominees are elected by a plurality vote, which means that the nominees with the most votes are elected. However, pursuant to our Corporate Governance Guidelines, any nominee in an uncontested election who receives a greater number of votes withheld from his or her election than votes for his or her election will, within five days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the nominating and governance committee. The nominating and governance committee will then review the director's continuation on the Board and recommend to the Board whether the Board should accept such tendered resignation. The Board will promptly and publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.

              In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the two directors named herein. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the nominating and governance committee and by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

Information about the Directors

              The information set forth below was furnished to us by each director, and sets forth as of April 27, 2017, the name, age, principal occupation or employment of each such person, all positions and offices such person has held with us, and the period during which he or she has served as our director or executive officer. Ms. Blakely and Mr. Rosen have not been proposed for election nor has any director been selected as a director pursuant to any agreement or understanding with us or any other person.

              Currently, the Board is comprised of eight members, which are divided into three classes serving staggered terms. As noted above, Mr. Bryant has notified us that he would not stand for re-election as a director when his current term expires at the Annual Meeting. As a result, following the Annual Meeting, we expect the Board to decrease the size of the Board from eight to seven members.

              Each director generally serves until the annual meeting of stockholders held in the third year following the year of his or her election and until a successor is duly elected and qualifies. The Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the Bylaws are amended, the number of directors may never be less than the minimum required by the Maryland General Corporation Law, or more than 15.

              We divide our directors into two groups—interested directors and independent directors. Independent directors are directors that the Board has affirmatively determined satisfy the requirements of Rule 303A.02 of the NYSE Listed Company Manual. Directors for which no such determination has been made are considered interested directors.

Name	Age	Position(s) Held with Company and Length of Time Served
Rand S. April	66	Director (Class III Director) since April 2016*
Michael J Arougheti	44	Director (Class III Director) since September 2011(Chairman of the Board from September 2011 through March 2014)
Caroline E. Blakely	62	Director (Class II Director) since February 2014*
William L. Browning	63	Director (Class I Director) since February 2014*
John Hope Bryant	51	Director (Class II Director) since April 2012*
John B. Jardine	64	Director (Class I Director), Co-Chief Executive Officer since August 2015
Robert L. Rosen	70	Director (Class II Director) since April 2012; Chairman of the Board since October 2014 and Interim Co-Chief Executive Officer since August 2015
James E. Skinner	63	Director (Class III Director) since April 2016*

*
Our Board has determined that this director is independent for purposes of the NYSE corporate governance listing requirements.

              Based on the recommendations of the nominating and governance committee, the Board has identified certain desired attributes for directors. Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of the directors also has sufficient time available to devote to our affairs, is able to work with the other members of the Board and contribute to our success and can represent the long-term interests of our stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience. There is no familial relationship among any of the members of the Board or executive officers.

              Set forth below is biographical information for the directors as of April 27, 2017. The biographical information of each director includes a discussion of such director's particular experience, qualifications, attributes or skills, as of the date of this proxy statement, that lead us to conclude that such individual should serve as a director, in light of our business and structure.

    Nominees for Class II Directors (Current term expires at the 2017 Annual Meeting of Stockholders)

              Caroline E. Blakely is one of our Class II directors and currently serves as the Chairperson of the nominating and governance committee and as a member of the audit committee. Ms. Blakely is currently the Chief Executive Officer and President of Rebuilding Together, Inc., a leading national nonprofit in safe and healthy housing. Ms. Blakely was a partner in the Real Estate Group at Cassin & Cassin LLP, a law firm providing legal services that focus on real estate finance, real estate transactions and private client services from October 2013 to December 2015. Prior to joining Cassin & Cassin LLP, Ms. Blakely served as a Vice President of the multifamily business of the Federal National Mortgage Association ("Fannie Mae") from April 1999 to October 2013. In this capacity, Ms. Blakely defined the strategic direction for Fannie Mae's growing asset management and counterparty responsibilities. In addition, Ms. Blakely was responsible for mitigating the financial and operational risk of 24 Delegated Underwriting Servicing Lenders, including assessing the counterparty's capital adequacy to share risk with Fannie Mae. She initiated performing note sales and negotiated the first sale of multifamily mortgage servicing rights. Ms. Blakely also served as Chief Marketing Officer of National Cooperative Bank ("NCB") and as Senior Managing Director of NCB's Corporate Banking and Commercial Real Estate Divisions from 1992 to 1999, during which time she served as a member of NCB's Executive Committee and as President of NCB Capital Corporation. In 1980, Ms. Blakely founded a law firm specializing in structured finance and real estate lending for acquisition, development and construction loans, where she practiced until 1992. Ms. Blakely currently serves on the executive committee of the Urban Land Institute's Women's Leadership Initiative and volunteers on the Board of Trustees for Global Communities, a non-profit organization specializing in international development and microfinance. Ms. Blakely holds a B.A. in English from the University of Virginia and a J.D. from Georgetown University Law Center, where she graduated cum laude. Ms. Blakely's significant experience as a lawyer and adviser to real estate investors and real estate transaction experience provides valuable knowledge to the Board.

              Robert L. Rosen is one of our Class II directors and the Chairman of the Board. Mr. Rosen is currently serving as our Interim Co-Chief Executive Officer since August 2015 and is a member of our Manager's Investment Committee. Mr. Rosen has been a Partner of Ares Management, L.P. (NYSE: ARES) ("Ares Management") since February 2016 and was previously an Operating Advisor to the Ares Management Private Equity Group. Mr. Rosen is the managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 2005 to 2008, Mr. Rosen was a Managing Partner of RLR Focus Fund LP, an "active value" hedge fund. From 1995 to 2001, Mr. Rosen served as an exclusive consultant to Apollo Management, L.P. Mr. Rosen has served as a director of Ares Capital Corporation (NASDAQ: ARCC) since 2004. Mr. Rosen previously served as a director of Sapient Corporation. In 1998, Mr. Rosen founded National Financial Partners (NYSE: NFP) ("NFP"), an independent distributor of financial services to high net worth individuals and small to medium sized corporations. He served as NFP's CEO from 1998 to 2000 and as its Chairman until January 2002. From 1987 to 1993, Mr. Rosen was a Managing Partner of Ballantrae Partners, L.P., an investment partnership. From 1989 to 1993, Mr. Rosen was Chairman and CEO of Damon Corporation, a leading healthcare and laboratory testing company that was ultimately sold to Quest Diagnostics. From 1983 to 1987, Mr. Rosen was Vice Chairman of Maxxam Group. Prior to that, Mr. Rosen spent twelve years at Shearson American Express in positions in research, investment banking and senior management, and for two years was Assistant to Sanford Weill, the then Chairman and CEO of Shearson. Mr. Rosen is a member of the NYU Stern School of Business Board of Overseers. Mr. Rosen holds an M.B.A. in finance from NYU's Stern School of Business. Mr. Rosen's 35 years of experience as a senior executive of financial services, healthcare services and private equity funds provides broad financial industry and specific investment management insight and experience to the Board. In addition, Mr. Rosen's expertise in finance, which served as the basis for his appointment as an Adjunct Professor of Finance at Fordham University Graduate School of Business, provides valuable knowledge to the Board.

    Directors Continuing in Office

    Class I Directors (Current term expires at the 2019 Annual Meeting of Stockholders)

              William L. Browning is one of our Class I directors and currently serves as the Chairperson of the audit committee and as a member of the compensation committee. Mr. Browning has dedicated his time to serving on boards of directors since January 2012. From 1999 to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services. From 2008 to 2012, Mr. Browning served as the managing partner for Ernst & Young LLP's Los Angeles office, which at the time of his departure was Ernst & Young LLP's second largest practice in the Americas and the largest public accounting firm in Los Angeles with over 1,200 professionals and over $400 million in annual revenues. Mr. Browning's extensive industry sector experience includes: real estate and REITs, financial services (commercial banks, asset management, consumer finance, credit card and mortgage companies), private equity, energy (upstream/downstream, refining and natural gas), engineering and construction, and technology. Before joining Ernst & Young LLP, Mr. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named office managing partner of its Oklahoma office in 1994. At Arthur Andersen & Co. in Oklahoma and in Los Angeles, California, Mr. Browning served clients in a wide variety of industries and led the firm's domestic banking practice and regulatory compliance practice. Mr. Browning also serves on the board of directors of (i) McCarthy Holdings, the holding company for McCarthy Building Companies, Inc., one of the top 10 U.S. commercial builders and the oldest American construction company, (ii) Parsley Energy, Inc., an independent oil and natural gas company, (iii) Community Bank, a Regional Business Bank based in Pasadena, California and (iv) Blackbrush Oil and Gas LP, an independent oil and gas exploration and development company that is also a portfolio company of a fund managed by an affiliate of our Manager. Mr. Browning is also an adjunct professor at Southern Methodist University in Dallas, Texas. Mr. Browning volunteers on the board of CARE, a non-profit organization focused on assisting young adults with chemical abuse issues, as well as on the Dallas Summer Musicals board. Mr. Browning holds a B.B.A. from the University of Oklahoma and is a certified public accountant in Oklahoma, California and Texas. Mr. Browning's experience in accounting and auditing, including in the real estate and REIT industries, provides the Board and, specifically, the audit committee, with valuable knowledge, insight and experience in such matters.

              John B. Jardine is our Co-Chief Executive Officer and is one of our Class I directors. Mr. Jardine is a member of our Manager's Investment Committee and is also a member of Ares Management's Management Committee. Mr. Jardine is a Partner and Co-Head of Real Estate Debt in the Ares Real Estate Group and since joining Ares Management in December of 2013, Mr. Jardine has been responsible for debt originations at the Ares Real Estate Group, including originations by the Company. He is a seasoned real estate investor, having spent more than 20 years at TIAA-CREF, where he negotiated and closed large transactions and oversaw the performance of several multi-billion dollar commercial real estate portfolios. Mr. Jardine also led the formation of TIAA Realty, Inc., a private real estate investment trust. Prior to joining Ares Management, Mr. Jardine was a Managing Director with C-III Asset Management, a primary and special loan servicer, from 2011 to 2013. Additionally, Mr. Jardine worked as a Managing Director focusing on commercial mortgage-related credit strategies for ZAIS Group, an investment management company focused on specialized credit strategies, from 2008 to 2011. Mr. Jardine graduated from Dartmouth College with a B.A., with honors, in English. His credentials provide the Board with extensive relationships and deep practical experience in the commercial real estate finance industry.

    Class III Directors (Current term expires at the 2018 Annual Meeting of Stockholders)

              Rand S. April is one of our Class III directors and currently serves as a member of the nominating and governance committee. Mr. April was a Partner of Skadden, Arps, Slate, Meagher &

Flom LLP, an international law firm, from 1981 until 2013 and Mr. April served as the leader of Skadden's Los Angeles office from 1994 until 2012. Subsequent to Mr. April's retirement as a Partner in 2013, he was Of Counsel to Skadden until April 2016. During his time at Skadden, Mr. April had an extensive real estate and finance practice, regularly advising both U.S. and international clients in transactions involving a wide variety of real estate asset classes. He has considerable experience with the public and private offering of various types of real estate securities, including REIT and securitized debt offerings. Mr. April is a longtime board member and former Chairman of Public Counsel Law Center, the nation's largest pro bono law firm serving the indigent, where he was interim President and Chief Executive Officer in 2015. Mr. April is also a board member of Town Hall Los Angeles, where he served as Chairman from 2010 to 2011, and a member of the Advisory Board of the Los Angeles Sports and Entertainment Commission. Since July 2016, Mr. April has served as general counsel to the Karsh Family Social Service Center, Inc., an organization that provides comprehensive support services for indigent clients and other individuals in the surrounding community. Mr. April holds a B.A., phi beta kappa, from Northwestern University and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Mr. April's extensive experience as a partner of a major international law firm and as a real estate and finance lawyer advising companies, including REITs, in transactions involving a wide variety of real estate asset classes, provides the Board with valuable knowledge and insight into the real estate industry.

              Michael J Arougheti is one of our Class III directors. He served as the Chairman of the Board from September 2011 through March 2014. Mr. Arougheti is a Co-Founder and President of Ares Management. He is a Partner of the Ares Credit Group and serves as a member of the Board of Directors and Management Committee of Ares Management. He also serves as Co-Chairman of the board of directors and Executive Vice President of Ares Capital Corporation (NASDAQ: ARCC). Mr. Arougheti is also a member of the Investment Committee of the investment adviser, and the Ares Credit Group's U.S. and European Direct Lending Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Operations Management Group. Mr. Arougheti may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 2001 to 2004, Mr. Arougheti was employed by Royal Bank of Canada, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. At RBC Capital Partners, Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Mr. Arougheti also sat on the firm's Investment Committee. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. Mr. Arougheti also serves on the boards of directors of Investor Group Services, Riverspace Arts, a not-for-profit arts organization and Operation HOPE, a not-for-profit organization focused on expanding economic opportunity in underserved communities through economic education and empowerment. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University. Mr. Arougheti's knowledge of, and extensive experience in, investment management, leveraged finance and financial services gives the Board valuable industry specific knowledge and expertise on these and other matters.

              James E. Skinner is one of our Class III directors and currently serves as a member of the audit committee and the compensation committee. Mr. Skinner held various senior management positions with Neiman Marcus Group, Inc. and its related and predecessor companies from June 2001 until his retirement in February 2016, including serving as Vice Chairman between July 2015 and February 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer between

October 2010 and July 2015, and serving as Executive Vice President and Chief Financial Officer from 2007 to 2010. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000 and from 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner serves on the board of directors of Fossil Group, Inc. (NASDAQ:FOSL), a global design, marketing and distribution company of consumer fashion accessories. Mr. Skinner holds a B.B.A. from Texas Tech University and is a certified public accountant in Texas. Mr. Skinner provides the Board with extensive leadership experience obtained from his service as a chief financial officer of large organizations and his extensive knowledge in accounting, finance, capital markets, strategic planning and risk management.

    Directors Not Continuing in Office after the 2017 Annual Meeting

              John Hope Bryant is one of our Class II directors and currently serves as the Chairperson of the compensation committee and as a member of the nominating and governance committee. On April 25, 2017, Mr. Bryant notified us that he would not stand for re-election as director when his current term expires at the Annual Meeting. Mr. Bryant is the founder, chairman, and chief executive officer of Operation HOPE (HOPE), the nation's first nonprofit financial services network for the underserved, which began in May 1992 and operates as a global provider of financial dignity and economic empowerment tools and services to low wealth individuals. HOPE has served over two million clients, representing an investment of $2.5 billion into underserved communities. Mr. Bryant is also the founder and chief executive officer of Bryant Group Ventures, a private holding company, which began in 1991 and invests principally in its own operations, partnerships, companies and opportunities, including Bryant Group Real Estate, LLC. On February 26, 2014, Mr. Bryant was appointed by U.S. President Barack Obama to serve on his new U.S. President's Advisory Council on Financial Capability for Young Americans, focused on the next generation of young leaders. Prior to President Obama's administration, Mr. Bryant served as a senior advisor to both President Bush and President Clinton. Mr. Bryant is also the author of HOW THE POOR CAN SAVE CAPITALISM and LOVE LEADERSHIP: The New Way to Lead in a Fear Based World. Mr. Bryant's vast experience as an entrepreneur over the last twenty years provides the Board with a valuable combination of leadership and practical knowledge.

              The Board recommends that you vote FOR the election of Caroline E. Blakely and Robert L. Rosen as directors of our Company for the term for which they have been nominated.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The audit committee and the Board have selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and are submitting the selection of Ernst & Young LLP to our stockholders for ratification. Ernst & Young LLP has audited our financial statements since our inception in September 2011 through the fiscal year ended December 31, 2016, and has also provided us certain tax services. Neither our Charter Documents nor applicable law requires stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

              If our stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee and the Board will consider whether or not to direct the appointment of a different independent registered public accounting firm. Even if the selection is ratified, the audit committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests.

              We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

Principal Accountant Fees and Services

              The following are aggregate fees billed to us by Ernst & Young LLP during the fiscal year ended December 31, 2016 and December 31, 2015:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees	$685,000	$767,000
Audit-Related Fees	$156,000	$196,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$841,000	$963,000

    Audit Fees

              Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings, our registration statements and securities offerings.

    Audit Related Fees

              Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." For the years ended December 31, 2016 and December 31, 2015, audit-related fees were primarily related to audit related consultations, compliance audits and certain required Securities and Exchange Commission filings.

    Tax Fees

              Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and tax compliance, customs and duties, mergers and acquisitions and tax planning.

    All Other Fees

              All other fees consist of fees for products and services other than the services reported above.

              The audit committee, or the chairperson of the audit committee to whom such authority was delegated by the audit committee, must pre-approve all services provided by the independent registered public accounting firm. Any such pre-approval by the chairperson must be presented to the audit committee at its next regular quarterly meeting. The audit committee has also adopted policies and procedures for pre-approving certain non-prohibited work performed by our independent registered public accounting firm. Specifically, the committee has pre-approved the use of Ernst & Young LLP for specific types of services within the following categories: audit, audit-related, tax and other. In each case, the committee has also set a specific annual limit, which can be updated, on the amount of such services which we may obtain from our independent registered public accounting firm. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

              The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for the approval of this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR this proposal.

              The Board, based on the approval and recommendation of the audit committee, recommends a vote FOR this proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

              Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

 REPORT OF THE AUDIT COMMITTEE

              The role of the audit committee (the "Audit Committee") of the board of directors (the "Board") of Ares Commercial Real Estate Corporation (the "Company") is to assist the Board in its oversight of: (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the qualifications and independence of any independent registered public accounting firm engaged by the Company; and (4) the performance of the Company's internal audit function and any independent registered public accounting firm. However, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate, fairly present the information shown or are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with any law, regulation or rule of the New York Stock Exchange ("NYSE"), or the Company's Corporate Governance Guidelines or Code of Business Conduct and Ethics. These are the responsibilities of management and the independent registered public accounting firm. Instead, the Audit Committee shall oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

              The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with GAAP.

              The directors that serve on the Audit Committee have reviewed and discussed the Company's audited financial statements with management and with Ernst & Young LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect (which superseded Statement on Auditing Standard No. 16), as adopted by the Public Company Accounting Oversight Board for audits of fiscal years beginning on or after December 15, 2012. The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

              The Board has determined that each member of the Audit Committee is independent for purposes of the NYSE Listed Company Manual. The Board has also determined that each member of the Audit Committee is financially literate as required by the NYSE Listed Company Manual, and that each of William L. Browning and James E. Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an "audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange Commission (the "SEC").

              Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31,

2016 be included in the Company's Annual Report on Form 10-K for such year for filing with the SEC. In addition, the Audit Committee has approved, and recommended to the Board that it approve, Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 and that the selection of Ernst & Young LLP be submitted to the Company's stockholders for ratification.

The Audit Committee William L. Browning (Chairperson) Caroline E. Blakely James E. Skinner

 CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

              Our business is managed by our Manager, subject to the supervision and oversight of the Board. A majority of the Board is "independent," as determined by the requirements of the NYSE corporate governance listing requirements and the rules and regulations of the SEC. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Our directors keep informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications with our Manager and our executive officers. Our non-management directors meet regularly in an executive session without the presence of our officers or management directors to review, among other matters, the performance of our Co-Chief Executive Officers and senior management. In addition, our non-management directors will meet in executive session at other times at the request of any non-management director. Our independent directors also meet in executive session at least once a year. In accordance with the Bylaws and the Corporate Governance Guidelines, the chairperson of the nominating and governance committee acts as the presiding independent director and presides at meetings of the independent directors or non-management directors.

              The Board monitors and performs an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of certain of our service providers. Among other things, the Board approves the appointment of our officers and either directly or by delegation to the audit committee or compensation committee reviews and monitors the services and activities performed by our Manager and our officers.

              Under the Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. We do not have a fixed policy as to whether the chairman of the Board should be an independent director and we believe that our flexibility to select our chairman and reorganize our leadership structure from time to time is in the best interests of our Company and our stockholders.

              Presently, Mr. Rosen serves as the Chairman of the Board and as our Interim Co-Chief Executive Officer. We believe that Mr. Rosen's history with our Company, familiarity with the Ares platform, including as an inaugural member of Ares Capital Corporation's (NASDAQ: ARCC) board of directors, and depth of experience as a senior executive and director of financial services, healthcare services, real estate and private equity funds in addition to his previously serving as the chairman of two boards of directors qualifies him to serve as the Chairman of the Board. Moreover, we believe that we are best served through our existing leadership structure with Mr. Rosen as Chairman of the Board, as Mr. Rosen's relationship with Ares provides an effective bridge between the Board and our Manager, thus ensuring an open dialogue between the Board and our Manager and that both groups act with a common purpose.

              The Board has formed an audit committee, a nominating and governance committee and a compensation committee and has adopted charters for each of these committees which are available on our website at www.arescre.com. Each of the audit committee, compensation committee and the nominating and governance committee currently has three directors, and each is composed exclusively of independent directors, as defined by the NYSE corporate governance listing requirements and the rules of the SEC.

              The Board has had the exclusive right to amend our Bylaws since our formation. Our Bylaws primarily address matters such as quorums for board, committee and stockholders meetings; stock certificates; inspectors of election; corporate seals; checks, drafts and deposits; written consents of directors and committees as well as advance notice of stockholder nominations and proposals, stockholder-requested special meeting procedures and indemnification and expense advance for directors and officers. We believe that the Board is best suited to address these issues because under Maryland law each director has legal duties to our Company, access to more information (including the views of other directors) than any single stockholder or group of stockholders and the legitimacy of having been elected by the stockholders. Most importantly, Maryland law requires each director to act with a reasonable belief that his or her action is in the best interests of our Company as a continuing entity rather than in the interest of the stockholders, who are a constantly changing group and none of whom has any duty to our Company.

              We believe that each board of directors leadership structure must be evaluated on a case by case basis and that our existing Board leadership structure provides sufficient independent oversight over our Manager. In addition, we believe that the current governance structure, when combined with the functioning of the independent director component of the Board and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs. However, we continually re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board Role in Risk Oversight

              The Board performs its risk oversight function primarily through the audit committee, which reports to the entire Board and is comprised solely of independent directors. The audit committee, with input from our Manager and our General Counsel, discusses and reviews our guidelines with respect to risk assessment and risk management, including our major financial risk exposures, enterprise risk-management, including cybersecurity risk, and the steps management has taken to monitor and control such exposures. In addition, the audit committee's risk oversight responsibilities include overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of any independent registered public accounting firm engaged by us; and (4) the performance of our internal audit function and our independent registered public accounting firm.

              In addition, the Board and the audit committee meet regularly with our Manager and consider the feedback our Manager provides concerning the risks related to our enterprise, business, operations and strategies. Our Manager regularly reports to the Board and the audit committee on our investment portfolio and the risks related thereto, asset impairments, leverage position, affiliate payments (including payments made and expenses reimbursed pursuant to the terms of the Management Agreement), compliance with applicable covenants under the agreements governing our indebtedness, compliance with our qualification as a real estate investment trust for U.S. federal income tax purposes, or "REIT," and compliance with our exemption from registration under the Investment Company Act of 1940, as amended. Members of the Board are routinely in contact with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of the Board or the audit committee and the risks associated with such matters. As described below in more detail under "Nominating and Governance Committee," the nominating and governance committee also assists the Board in fulfilling its risk oversight responsibilities.

              We believe that the extent of the Board's (and its committees') role in risk oversight complements the Board's leadership structure because it allows our independent directors, through the three fully independent Board committees, executive sessions with the independent auditors, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

              We believe that a board of directors' role in risk oversight must be evaluated on a case by case basis and that the Board's role in risk oversight is appropriate. However, we re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet our needs.

Number of Meetings of the Board and Attendance in 2016

              During 2016, the Board held eight formal meetings, the audit committee held four formal meetings, the nominating and governance committee held two formal meetings and the compensation committee held two formal meetings. Each director then in office attended at least 75% of the meetings of the Board and of the meetings of the committees of the Board on which such director served. We expect each director serving on the Board to regularly attend meetings of the Board and the committees on which such director serves, and to review, prior to meetings, materials distributed in advance for such meetings. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. We encourage, but do not require, the directors to attend our annual meetings of stockholders. Eight directors attended our 2016 annual meeting of stockholders.

Audit Committee

              The members of the audit committee throughout 2016 were Ms. Blakely and Messrs. Browning, Bryant, Diamond and Skinner. Mr. Diamond served on the audit committee until his passing on January 9, 2016. Mr. Bryant was appointed to fill the vacancy caused by Mr. Diamond's death and served as a member of the audit committee from January 11, 2016 to April 25, 2016 until the appointment of Mr. Skinner. Ms. Blakely and Messrs. Browning and Skinner are the current members of the audit committee, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Mr. Browning currently serves as Chairperson of the audit committee.

              The audit committee is responsible for engaging our independent accountants, reviewing with our independent accountants the plan and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. In addition, the audit committee is responsible for discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The specific responsibilities of the audit committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.

              The Board has determined that each of Messrs. Browning and Skinner has the accounting or related financial management expertise required by the NYSE Listed Company Manual, and is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. In addition, the Board has determined that all of the members of the audit committee are financially literate as required by the NYSE Listed Company Manual.

Nominating and Governance Committee

              The members of the nominating and governance committee throughout 2016 were Ms. Blakely and Messrs. April, Bryant and Diamond. Mr. Diamond served as a member of the nominating and governance committee until his passing on January 9, 2016. Mr. April was appointed to fill the vacancy caused by Mr. Diamond's death. Ms. Blakely and Messrs. April and Bryant are the current members of the nominating and governance committee, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC. Ms. Blakely currently serves as Chairperson of the nominating and governance committee.

              The nominating and governance committee's responsibilities include identifying individuals qualified to become Board members (consistent with the criteria approved by the Board) and recommending for selection by the Board the director nominees to stand for election at each annual meeting of our stockholders, recommending to the Board director nominees for each committee of the Board, overseeing the evaluation of the Board and its committees, developing and recommending to the Board a set of corporate governance guidelines and recommending to the Board such other matters of corporate governance as the nominating and governance committee deems appropriate. In addition, the nominating and governance committee reviews the independence of Board members and director nominees and monitors all other activities that could interfere with such individuals' duties to us. The specific responsibilities of the nominating and governance committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.

              In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

  •
  are of high character and integrity;

  •
  are accomplished in their respective fields, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to our affairs;

  •
  are able to work with the other members of the Board and contribute to our success;

  •
  can represent the long-term interests of our stockholders as a whole; and

  •
  are selected such that the Board represents a diverse range of backgrounds and experience.

              The nominating and governance committee will consider recommendations for nomination of directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by the Bylaws) and received at our principal executive offices not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.

Compensation Committee

              The members of the compensation committee throughout 2016 were Messrs. Browning, Bryant, Diamond and Skinner. Mr. Diamond served as a member of the compensation committee until his passing on January 9, 2016. Mr. Skinner was appointed to fill the vacancy caused by Mr. Diamond's death. The current members of the compensation committee are Messrs. Browning, Bryant and Skinner, each of whom is independent for purposes of the NYSE corporate governance listing requirements and rules and regulations of the SEC, including the compensation committee requirements of NYSE Rule 303A.05 and Rule 303A.02(a)(ii). Mr. Bryant currently serves as Chairperson of the compensation committee.

              The compensation committee is responsible for overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation payable to the Manager pursuant to the Management Agreement, administering and implementing our 2012 Equity Incentive Plan and preparing reports on or relating to executive compensation required by the rules and regulations of the SEC. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub-committee, independent director, or committee comprised of independent directors, to the extent permitted by applicable laws, regulations, and NYSE rules. The specific responsibilities of the compensation committee are set forth in its written charter, which is available for viewing on our website at www.arescre.com.

Communications with the Board of Directors

              The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to the non-management or independent directors as a group or to any particular director, to the following address: c/o Ares Commercial Real Estate Corporation, 245 Park Avenue, 42nd Floor, New York, NY 10167. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director or group of directors. Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Code of Business Conduct and Ethics

              The Board has established a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

              Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Board and will be promptly disclosed as required by law or stock exchange regulations. Waivers to the Code of Business Conduct and Ethics can otherwise be obtained from the audit committee or another committee comprised of independent directors designated by the Board to serve such function. The Code of Business Conduct and Ethics can be accessed via our website at www.arescre.com.

Corporate Governance Guidelines

              The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out certain of its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are the composition of the Board, roles and standards of conduct of directors, director qualification standards, presiding independent director process, access to management and independent advisors, director compensation, director orientation and continuing education, management succession, the annual performance evaluation and review of the Board and its committees and our director resignation policy. For a description of our director resignation policy, see the section of this proxy statement entitled "Proposal 1: Election of Directors." Our Corporate Governance Guidelines do not prohibit directors from serving simultaneously on multiple companies' boards but require that, if a director serves on four or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve our Company. In addition, under our audit committee charter, our Board must determine that the simultaneous service of an audit committee member on the audit committees of more than three public companies would not impair such member's ability to effectively serve on our audit committee. The Corporate Governance Guidelines can be accessed via our website at www.arescre.com.

Stock Ownership Guidelines

              To align the interests of our directors and stockholders, the Board expects our directors to own significant equity in our Company. Accordingly, we have adopted stock ownership guidelines (the "Stock Ownership Guidelines") requiring each director to achieve an equity ownership level in the Company equal to three times the independent directors' annual cash fees for serving on the Board. Restricted common stock awards, including unvested restricted stock, granted in respect of annual director fees or otherwise are counted toward achieving the Stock Ownership Guidelines. Directors have a three-year grace period to comply with the Stock Ownership Guidelines, commencing on the date which is the later of the adoption of the Stock Ownership Guidelines and upon appointment as a director. In the event of any increase to the directors' annual cash fees, the directors will have a one-year grace period from the time of the increase to acquire any additional equity needed to meet the Stock Ownership Guidelines. If, at the end of the applicable grace period, any director does not achieve the requisite equity ownership level, we will require such director to hold all vested awards of equity, other than awards withheld to pay withholding taxes, until the required ownership level has been satisfied. Additionally, the nominating and governance committee reserves the right to provide exceptions for extenuating personal circumstances on a case-by-case basis.

 COMPENSATION OF DIRECTORS

              Our independent directors receive an annual fee of $120,000, payable 50% in restricted common stock and 50% in cash. The awards of restricted common stock in respect of annual fees, which are granted pursuant to our 2012 Equity Incentive Plan, vest ratably on a quarterly basis over a one-year period. The chairperson of the audit committee receives an additional annual fee of $15,000 in cash, and the chairperson of each of the nominating and governance committee and compensation committee receives an additional annual fee of $5,000 in cash for his or her additional services in these capacities. In addition, each audit committee member, other than the chairperson, receives an additional annual fee of $10,000 in cash, and each member of the nominating and governance committee and compensation committee (other than the chairperson of such committees) receives an additional annual fee of $2,000 in cash for his or her services in these capacities. Each of our directors is also entitled to reimbursement of reasonable out of pocket expenses incurred in connection with attending each Board meeting and each committee meeting. Each of our directors who were outside directors at the time of joining the Board received an initial grant of 5,000 restricted shares of our common stock in connection with joining the Board. Mr. Rosen, during the period when has was considered an outside director prior to being appointed as our Interim Co-Chief Executive Officer, received an annual fee of approximately $60,000 payable in restricted stock so that he received a number of shares of restricted common stock equal to that received by the independent directors in respect of their annual fee.

              The following table shows information regarding the compensation received by our independent directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)(3)	Total ($)
Rand S. April(4)	$42,412	$58,985	$101,397
Caroline E. Blakely	74,052	58,985	133,037
William L. Browning	77,000	58,985	135,985
John Hope Bryant	70,159	58,985	129,144
Michael H. Diamond(5)	12,246	—	12,246
James E. Skinner(4)	49,253	58,985	108,238

(1)
Amounts in this column represent the total annual Board and committee fees paid to independent directors in 2016.

(2)
Amounts in this column represent the aggregate grant date fair value of awards of restricted stock calculated in accordance with FASB ASC Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)
As of December 31, 2016, the following directors had the following amounts of shares of outstanding unvested restricted common stock: Mr. April, 6,638, Ms. Blakely, 2,885, Mr. Browning, 2,885, Mr. Bryant, 2,468 and Mr. Skinner, 6,638.

(4)
Messrs. April and Skinner were elected to the Board in April 2016.

(5)
Mr. Diamond passed away in January 2016.

 EXECUTIVE OFFICERS

              Set forth below is biographical information for each of our executive officers as of April 27, 2017. The information set forth below was furnished to us by each executive officer. No executive officer has been selected as an executive officer pursuant to any agreement or understanding with us or any other person. For our Co-Chief Executive Officer's, John B. Jardine, and our Interim Co-Chief Executive Officer's, Robert L. Rosen, biographical information, please see "Proposal 1: Election of Directors."

Name	Age	Position(s) Held with Company and Length of Time Served
James A. Henderson	47	President and Chief Investment Officer since April 2017
John B. Jardine	64	Director (Class I Director), Co-Chief Executive Officer since August 2015
Robert L. Rosen	70	Director (Class II Director) since April 2012; Chairman of the Board since October 2014 and Interim Co-Chief Executive Officer since August 2015
Michael D. Weiner	64	Vice President since September 2011 and General Counsel since March 2012
Tae-Sik Yoon	49	Chief Financial Officer since July 2012 and Treasurer since June 2015

              James A. Henderson was appointed as our President and Chief Investment Officer in April 2017. Mr. Henderson joined Ares Management as a Partner in the Ares Real Estate Group and Co-Head of Real Estate Debt in April 2017. Prior to joining Ares Management, Mr. Henderson held a variety of leadership roles at Barings Real Estate Advisors, a global advisory firm, and its predecessor companies Cornerstone Real Estate Advisors and Babson Capital Management. Most recently, he was Head of Structured Real Estate Investments at Barings where he oversaw a leading high yield real estate debt investment platform with teams in the United States and Europe. Mr. Henderson also led the development, launch and/or investment of various high yield debt investment vehicles. Mr. Henderson was Chairman of Barings' Structured Real Estate Investment Committees in the United States and Europe, a member of Barings' Direct Equity and Real Estate Securities Investment Committees, had a leading role in Barings' real estate private equity activities and had direct oversight of a 100-person specialty finance company focused on multifamily lending. Prior to joining Barings and its predecessor companies Cornerstone and Babson in 2005, he was a partner at a private equity real estate firm that owned and operated over 25,000 apartments, which was focused on the acquisition and repositioning of distressed multifamily assets. Prior to this, he was Vice President of Development for Oldcastle/CRH where he focused on the acquisition, repositioning and operation of mid-market operating companies. He served six years as an officer in the United States Navy, where he held a variety of roles including engineering, operations and navigator of an Aegis Cruiser. Mr. Henderson earned a B.S. degree with Merit from the United States Naval Academy and an M.B.A. from Duke University Fuqua School of Business.

              Michael D. Weiner was appointed as our General Counsel in March 2012 and has been serving as our Vice President since September 2011. Mr. Weiner is Executive Vice President and Chief Legal Officer of Ares Management GP LLC, Ares' general partner, Partner and General Counsel in the Ares Legal Group and a member of the Management Committee of Ares Management. Mr. Weiner joined Ares Management in September 2006 and is a member of its Management Committee. He may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Weiner has been an officer of Ares Capital Corporation (NASDAQ: ARCC) since 2006, including General Counsel from September 2006 to January 2010, and also serves as Vice President and Assistant Secretary of Ares Dynamic Credit Allocation Fund, Inc. and Ares Multi-Strategy Credit Fund, Inc. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partner of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law, as well as general partnership, corporate and regulatory matters. Mr. Weiner has served from time to time on the boards of directors of several corporations. Mr. Weiner also serves on the Board of Governors of Cedars-Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a B.S. in Business and Finance from the University of California at Berkeley and a J.D. from the University of Santa Clara.

              Tae-Sik Yoon is our Chief Financial Officer and Treasurer and also serves on our Manager's Investment Committee. Mr. Yoon has more than 20 years of commercial real estate finance, investment banking and legal experience with private and public companies. Mr. Yoon also serves as Partner and Chief Financial Officer of Ares Real Estate Group and is on the Ares Real Estate Group's Europe Equity and Real Estate Debt Investment Committees. Prior to joining Ares Management in July 2012, Mr. Yoon served as Senior Vice President of Akridge, a privately held commercial real estate investment and services company, where he was responsible for its capital markets activities since 2010, including the development of funds, joint ventures and capital relationships. From 1999 to 2009, Mr. Yoon held various positions at J.E. Robert Companies, Inc. and its affiliates, including as Managing Director from 2003 to 2005 and Chief Financial Officer from 2005 to 2009, and was involved in the formation and management of several real estate private equity funds, a public commercial mortgage REIT (JER Investors Trust Inc.) and the firm's operating platforms in the U.S. and abroad. Mr. Yoon also served in the real estate investment banking group at Morgan Stanley & Co. from 1989 to 1991, and again from 1997 to 1999, and was an attorney at the law firm of Williams & Connolly LLP from 1994 to 1997. He is a graduate of Johns Hopkins University and Harvard Law School.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

    Overview

              We are externally managed and advised by our Manager pursuant to the Management Agreement. For details regarding payments under the Management Agreement, see "Certain Relationships and Related Transactions—Management Agreement."

              Each of our officers is an employee of our Manager or one of its affiliates. We rely completely on our Manager to provide us with investment advisory services and our Manager manages our day to day operations. As highlighted in the table below, we do not provide cash compensation to any of our named executive officers or other officers.

              Instead, we pay our Manager a base management fee and an incentive fee and we reimburse our Manager for our allocable share of the salaries and other compensation paid by the Manager or its affiliates to our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. We have reported the compensation that we reimburse to our Manager for our named executive officers in "Summary Compensation Table" set forth below.

Highlights of our Management Agreement and Compensation Structure

  •
  Base Management Fee—Our Manager receives a management fee equal to 1.5% of our stockholders' equity, subject to certain adjustments, which is used, in part, to pay the compensation of our Manager's employees, with no specific portion allocated to our executive officers. For 2016, the management fees were approximately $6.1 million.

  •
  Incentive Fee—Our Manager is eligible for performance-based fees if our Core Earnings exceed certain thresholds set forth in the Management Agreement with our Manager. For 2016, the incentive fee was approximately $0.3 million.

  •
  Role of our Executive Officers—All of our executive officers are employees of our Manager or one of its affiliates and are engaged in additional capacities for our Manager and its affiliates. Our Manager is responsible for the compensation of our executive officers and other employees of our Manager who support the services our Manager provides to us. We do not determine the compensation payable by our Manager to our Chief Executive Officer, Chief Financial Officer or the other personnel described above. See "Compensation of our Executive Officers by Ares Management" below.

    Compensation of our Executive Officers by Ares Management

              Our Manager is a subsidiary of Ares Management, a publicly traded, leading global alternative asset manager. As of December 31, 2016, Ares Management had approximately 930 employees in over 15 principal and originating offices across the United States, Europe, Asia and Australia. Since its inception in 1997, Ares Management has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares Management believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares Management was built upon the fundamental principle that each group benefits from being part of the greater whole.

              Ares Management's compensation program is designed to attract, motivate and retain talented professionals who drive its success, including the success of our company. Ares Management's compensation policy has several primary objectives:

  •
  Performance-Based Compensation:  Establish a clear relationship between performance and compensation;

  •
  Alignment:  Align the interests of key employees with fund investors and unitholders to maximize value; and

  •
  Competitive Pay:  Provide competitive incentive opportunities, with an appropriate balance between short-term and long-term incentives.

              Ares Management utilizes a variety of compensation components to achieve its objectives, including the following:

  •
  Base salaries:  Dictated by employee proficiency and experience in their roles. In addition to base salary, Ares Management utilizes a blend of variable and long-term pay vehicles to further incentivize and retain talent and provide an overall compensation package that is competitive with the market.

  •
  Performance-based discretionary bonuses:  Generally paid annually to employees based on Ares Management's profitability, market analysis and employee performance. Select senior professionals may also receive carried interest or incentive fee participation. Our Manager and its affiliates take into account our performance as a factor in determining the compensation of certain of our executive officers. For example, to the extent that our Manager was to earn additional incentive fees under the Management Agreement in the future, certain of our executive officers may be eligible to receive a portion of such incentive fee.

  •
  Options and other equity grants:  Ares Management's grants equity to incentivize its key employees' continued employment and to align the interests of management with fund investors and unitholders, including options to purchase common units and grants of restricted units.

              For more information on the compensation program at Ares Management, please see Part III, Item 11 (Executive Compensation) of Ares Management's Form 10-K filed with Securities and Exchange Commission on February 27, 2017.

              Each of our officers is an employee of our Manager or one of its affiliates. Our Manager uses the proceeds from the management fee, in part, to pay the compensation of our executive officers and other employees of our Manager who support the services our Manager provides to us. We did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2016. We have reported the compensation that we reimbursed to our Manager for our named executive officers in the table set forth below. Other than these reimbursed amounts, our Manager and its affiliates cannot segregate and identify that portion of the compensation awarded to, earned by or paid to each of our executive officers that relates exclusively to their services to us, as all of our executive officers are engaged in additional capacities for our Manager and its affiliates. As such, the compensation of our executive officers reflects their various roles with our Manager and its affiliates. Decisions with respect to our executive officers' compensation are made based on the compensation policy of Ares Management described above rather than a specific formula to calculate the fixed and variable or incentive pay portion of our named executive officers' compensation.

              In order to provide stockholders with additional context in which to consider our named executive officers' compensation in relation to our management fee and incentive fee, we provide an estimate of aggregate compensation of our named executive officers that may reasonably be associated with the company based on the approximate percentage of each of their time spent on our affairs during 2016. Applying such methodology to the compensation of our named executive officers for 2016, the total compensation of our named executive officers reasonably associated with their management of our company is approximately $2.6 million. Of this compensation, approximately 64% was fixed compensation and 36% was variable or incentive compensation. See "Certain Relationships and Related Transactions—Management Agreement," for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.

    Equity Compensation

              Pursuant to our 2012 Equity Incentive Plan, the compensation committee may, from time to time, grant awards consisting of restricted shares of our common stock, restricted stock units and/or other equity-based awards to qualified directors, officers, advisors, consultants and other personnel, including the named executive officers. These equity-based awards create incentives to improve long-term stock price performance and focus on long-term business objectives, create substantial retention incentives for award recipients and enhance our ability to pay compensation based on our overall performance, each of which further align the interests of the awardees with our stockholders. These equity-based awards are generally subject to time-based vesting requirements designed to achieve strong performance for our Company.

              The Board has delegated its administrative responsibilities under our 2012 Equity Incentive Plan to the compensation committee. The charter of the compensation committee provides that it shall approve all awards granted under the plan.

    Say-on-Pay Vote

              At our annual meeting of stockholders during 2016, we provided our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers. A substantial majority of our stockholders (72%) that voted on this matter at the annual meeting of stockholders approved the compensation of the named executive officers as described in our proxy statement for our annual meeting of stockholders during 2016. The Board and compensation committee reviewed the results of this non-binding, advisory "say-on-pay" vote and consider the results supportive of our compensation policies and decisions.

    Say-on-Frequency Vote

              At our annual meeting of stockholders during 2013, our stockholders recommended that we hold a non-binding, advisory stockholder vote on the compensation of the named executive officers every three years. In light of this recommendation from our stockholders, as well as other factors, we expect to next hold a stockholder advisory vote with respect to the compensation of the named executive officers at our annual meeting of stockholders in 2019. We will also hold a non-binding, advisory stockholder advisory vote with respect to the frequency with which we conduct our "say-on-pay" votes no later than our annual meeting of stockholders in 2019.

    Compensation Practices Review

              In 2016, the compensation committee engaged FTI Consulting, Inc. as its independent compensation consultant. The compensation committee, in consultation with FTI Consulting, reviewed the disclosure we provided relating to the compensation received by our named executive officers from our Manager or its affiliates as well as a range of options with respect to our compensation program and the methods available to us to further align the interests of our Manager and its personnel who support our Manager in providing services to us under the Management Agreement with those of our stockholders, including by means of granting equity-based awards to enable our Manager and its personnel, including to our executive officers, to participate in value created for our stockholders. In connection with this engagement, in order to provide sufficient disclosure to enable stockholders to consider our executive officers' compensation, we added additional information to this proxy statement relating to the compensation received by our named executive officers from our Manager or its affiliates, including the composition of fixed compensation and variable or incentive compensation. See "—Compensation of our Executive Officers by Ares Management."

              Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

 COMPENSATION COMMITTEE REPORT

              The compensation committee (the "Compensation Committee") of the board of directors (the "Board") of Ares Commercial Real Estate Corporation (the "Company") is responsible for administering the Company's 2012 Equity Incentive Plan and overseeing the performance of Ares Commercial Real Estate Management LLC (the "Manager") and the management fees and other compensation payable to the Manager pursuant to the Management Agreement between the Company and the Manager dated April 25, 2012, as amended. The directors that serve on the Compensation Committee have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee John Hope Bryant (Chairperson) William L. Browning James E. Skinner

Summary Compensation Table

              The following table shows the amounts reimbursed to our Manager with respect to the annual compensation received by the named executive officers for the fiscal years ended December 31, 2014, 2015 and 2016 that were allocable to us, except that no disclosure is provided for any named executive officer, other than our principal executive officers and principal financial officer, whose total compensation did not exceed $100,000. No other executive officers are included as named executive officers in the table below because we did not reimburse our Manager for any amounts in excess of $100,000 with respect to any compensation received by any other executive officer for the fiscal year ended December 31, 2016. As noted elsewhere herein, the named executive officers do not receive any direct compensation from us. See "—Compensation of our Executive Officers by Ares Management" above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
John Jardine	2016	—	—	—	—	—
President and Co-Chief Executive Officer	2015	—	—	—	—	—
Robert L. Rosen(2)	2016	—	—	—	—	—
Interim Co-Chief Executive Officer	2015	—	—	$59,748	—	$59,748
Tae-Sik Yoon(3)	2016	$337,077	$225,418	—	—	$562,495
Chief Financial Officer	2015	$289,424	$225,108	—	—	$514,532
	2014	$279,077	$264,167	—	—	$543,243

(1)
Amounts in this column represent the aggregate grant date fair value of awards of restricted shares of common stock computed in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(2)
Amounts in the columns entitled "Stock Awards" for Mr. Rosen represent restricted shares of common stock with respect to annual Board fees received by Mr. Rosen, which were granted to him when he was an outside director.

(3)
Amounts in the columns entitled "Salary" and "Bonus" for Mr. Yoon represent the allocable share of the compensation, including annual base salary and bonus, which we reimbursed to our Manager.

2016 Option Exercises and Stock Vested

              No stock options have been granted by us to date. The following table summarizes certain information regarding awards of restricted shares of our common stock that vested during the 2016 fiscal year with respect to the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
John Jardine	—		—
Robert L. Rosen	2,555	(1)	$28,552
Tae-Sik Yoon	4,686	(1)	$54,123

(1)
The Value Realized on Vesting column reflects the aggregate value realized with respect to all restricted stock awards that vested in fiscal year 2016. The value realized in connection with each vesting of shares of restricted stock is calculated as the number of vested restricted shares multiplied by the closing price of our common stock on the vesting date. The value realized amounts are calculated in accordance with the rules and regulations of the SEC and may not reflect the amounts ultimately realized by the named executive officer.

    Pension Benefits

              The named executive officers received no benefits in the 2016 fiscal year from us under defined pension or defined contribution plans.

    Nonqualified Deferred Compensation

              We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for the named executive officers.

Potential Payments Upon Termination or Change in Control

              The named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to any restricted stock agreement entered into between us and such named executive officer. These agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of employment. Upon a change in control (as defined in our 2012 Equity Incentive Plan), the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Compensation Policies and Practices as They Relate to Risk Management

              We are externally managed and advised by our Manager pursuant to the Management Agreement. We did not pay any compensation of any kind to our named executive officers during the fiscal year ended December 31, 2016. Instead, we pay our Manager a base management fee of 1.5% of our stockholders' equity per year, an incentive fee and expense reimbursements. The management fee may not be increased or revised without the approval of our independent directors. Our compensation committee is charged with overseeing plans and programs related to the compensation of our Manager, including reviewing the performance of and compensation of our Manager. See "Certain Relationships and Related Transactions—Management Agreement," for more detail regarding the management fee and incentive fee paid pursuant to the Management Agreement.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

              The following table sets forth certain information as of April 12, 2017, the record date, regarding the ownership of each class of our capital stock by:

  •
  each of our directors;

  •
  each of the named executive officers;

  •
  each person known by us to beneficially hold 5% or more of our common stock; and

  •
  all of our directors and executive officers as a group.

              In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as restricted shares of common stock that are currently vested or which are scheduled to vest within 60 days).

              Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company's common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.

              Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 245 Park Avenue, 42nd Floor, New York, NY 10167.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Directors and Executive Officers
Michael J Arougheti	322,776	1.13%
Rand S. April	9,936	*
Caroline E. Blakely	11,869	*
William L. Browning	18,269	*
John Hope Bryant	22,270	*
John B. Jardine	—	—
Robert L. Rosen	56,002	*
James E. Skinner	13,896	*
James A. Henderson	—	—
Michael Weiner(3)	17,882	*
Tae-Sik Yoon	25,000	*
All directors and executive officers as a group (11 persons)	497,900	1.75%
5% or More Beneficial Owners
BlackRock, Inc.(4)	2,688,951	9.44%
Antony P. Ressler(5)	2,337,520	8.21%
Boston Partners(6)	2,142,123	7.52%
Tokio Marine Holdings, Inc.(7)	1,469,769	5.16%

*
Represents less than 1% of the shares of common stock outstanding.

(1)
Includes vested and unvested restricted shares of common stock granted to our directors and Chief Financial Officer pursuant to our 2012 Equity Incentive Plan as of April 12, 2017 as follows:

	Vested Restricted Shares	Unvested Restricted Shares
Rand S. April	6,600	3,336
Caroline E. Blakely	11,869	—
William L. Browning	18,269	—
John Hope Bryant	22,270	—
Robert L. Rosen(a)	18,002	—
James E. Skinner	6,600	3,336
Tae-Sik Yoon	25,000	—

(a)
The restricted shares of common stock granted to Mr. Rosen were with respect to annual Board fees during the period when he was an outside director.
(2)
Based on 28,482,756 shares of common stock outstanding on April 12, 2017.

(3)
Consists of (1) 11,111 shares of common stock held directly by Mr. Weiner and (2) 6,771 shares of common stock held by the Amended and Restated Weiner Living Trust, dated May 29, 2009, of which Mr. Weiner is the trustee.

(4)
On its Schedule 13G filed with the SEC on January 19, 2017, BlackRock, Inc. reported sole voting power with respect to 2,655,038 shares of common stock beneficially owned by it and sole dispositive power with respect to 2,688,951 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 9.4% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. BlackRock, Inc.'s address is 55 East 52nd Street, New York, New York 10022.

(5)
Includes (1) 829,966 shares of common stock held by Greek Associates, a California general partnership, of which Mr. Ressler is the general partner, and (2) 1,507,554 shares of common stock held by the Ressler/Gertz Family Foundation, of which Mr. Ressler is a co-trustee and shares voting and dispositive power with his spouse and children. Mr. Ressler is the Co-Founder and Chief Executive Officer of Ares Management. The business address of Mr. Ressler is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(6)
On its Schedule 13G filed with the SEC on February 10, 2017, Boston Partners reported sole voting power with respect to 1,829,808 shares of common stock and shared voting power with respect to 24,158 shares of common stock beneficially owned by it and sole dispositive power with respect to 2,142,123 shares of common stock beneficially owned by it. The Schedule 13G reports a beneficial ownership percentage of shares of common stock of 7.52% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G. Boston Partners' address is One Beacon Street—30th Floor, Boston, MA 02108.

(7)
On a Schedule 13G filed with the SEC on February 17, 2015, Tokio Marine Holdings, Inc. ("Marine Holdings") and Tokio Marine & Nichido Fire Insurance Co., Ltd. ("Nichido Fire") reported shared voting and dispositive power with respect to 1,469,769 shares of common stock. Based solely on the Schedule 13G, Marine Holdings is the parent company of Nichido Fire and each of the other members of the filing group. Each member of the filing group reported that it had shared voting and dispositive power with respect to the shares of common stock it beneficially owned. The Schedule 13G reports a beneficial ownership percentage of 5.14% based on our number of shares of common stock then outstanding, which does not include any shares acquired or sold since such percentage was calculated for the purpose of the Schedule 13G. The address of Marine Holdings and Nichido Fire is Tokio Marine Nichido Building Shinkan, 2-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-0005, Japan.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Pursuant to Section 16(a) of the Exchange Act our directors and executive officers, and any persons holding 10% or more of our common stock, are required to report their beneficial ownership and any changes therein to the SEC and us. Specific due dates for those reports have been established and we are required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, we believe that each of our directors and executive officers and any persons holding 10% or more of our common stock during the fiscal year ended December 31, 2016 complied with all Section 16(a) filing requirements applicable to them during the relevant period, with the exception of Caroline E. Blakely, who filed a late Form 4 on September 2, 2016 as a result of an inadvertent sale by Ms. Blakely's broker of 3,200 shares in duplication of Ms. Blakely's prior sale of 3,200 shares on August 26, 2016, which was timely reported on a Form 4 filed on August 30, 2016.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. For example, we have a Code of Business Conduct and Ethics and Corporate Governance Guidelines that generally restrict the ability of any of our officers, directors or employees to engage in any transaction where there is a conflict between such individual's personal interest and our interests. In addition, the audit committee is required to review and approve or ratify all related party transactions (as defined in Item 404 of Regulation S-K), unless such transactions are separately approved by a majority of our independent directors. In determining whether to approve or ratify a transaction, the members of the audit committee and our other independent directors will take into account such factors as they deem appropriate. The charter for the audit committee, Code of Business Conduct and Ethics and Corporate Governance Guidelines can be accessed via our website at www.arescre.com.

Management Agreement

              We are party to the Management Agreement, pursuant to which our Manager provides for the day-to-day management of our operations. The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that may be approved and monitored by the Board. The Management Agreement has a one-year term that expires on May 1, 2017, and will be automatically renewed for successive one-year terms thereafter, unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

              We do not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of our (a) Chief Financial Officer, based on the percentage of his time spent on our affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on our affairs. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

              Pursuant to the terms of the Management Agreement, our Manager is paid a base management fee equal to 1.5% per annum of our stockholders' equity (as defined in our Management Agreement), calculated and payable quarterly in arrears. For the fiscal year ended December 31, 2016, we incurred approximately $6.1 million in base management fees and $0.3 million in incentive fees payable to our Manager pursuant to the Management Agreement. In addition, we reimbursed our Manager for approximately $4.1 million, which amount represented the portion of the allocable expenses payable by us under the Management Agreement for which our Manager sought reimbursement.

              Our Manager is a subsidiary of Ares Management, an entity in which certain directors and officers of our Company and members of the Investment Committee of our Manager have ownership and financial interests. Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments. Other than as described in the immediately preceding sentence, neither Ares Management nor any of our affiliates are otherwise restricted from sponsoring or managing other funds or any other investment vehicles that are managed by Ares Management. In general, investment opportunities are allocated taking into consideration various factors, including, among others, the relevant investment vehicles' available capital, diversification, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, as well as potential conflicts of interest, the nature of the opportunity and market conditions. The investment allocation policy may be amended by Ares Management at any time without our consent.

Credit Support for City National Bank Facility

              On July 30, 2014, we entered into a $75.0 million revolving funding facility (the "CNB Facility") with City National Bank ("City National Bank"). Ares Management LLC, a subsidiary of Ares Management and an affiliate of our Manager, agreed to provide credit support in connection with the CNB Facility and to purchase all loans and other obligations outstanding under the CNB Facility upon (i) an acceleration or certain events of default or (ii) in the event that, among other things, Ares Management LLC's corporate credit rating is downgraded to below investment grade. On July 30, 2014, we entered into a Credit Support Fee Agreement with Ares Management LLC under which we agreed to pay Ares Management LLC a credit support fee in an amount equal to 1.50% per annum times the average amount of the loans outstanding under the CNB Facility and to reimburse Ares Management LLC for its out-of-pocket costs and expenses in connection with the transaction. In connection with the Credit Support Fee Agreement on July 30, 2014, we entered into a Pledge Agreement pursuant to which we pledged to Ares Management LLC our ownership interests in our wholly owned direct subsidiary, ACRC Holdings LLC, the holding entity for our principal lending business ("Pledge Agreement"). This Pledge Agreement was subsequently terminated on December 9, 2015. On September 30, 2016, the July 2014 CNB Facility was repaid in full and the facility terminated. For the fiscal year ended December 31, 2016, we paid approximately $0.4 million in a credit support fees to Ares Management LLC pursuant to the Credit Support Fee Agreement.

Servicing Agreements

              Certain of our subsidiaries, along with our lenders under certain of our secured funding facilities have entered into various servicing agreements with our Manager's servicer, which is a Standard & Poor's-ranked commercial special servicer that is included on Standard & Poor's Select Servicer List. Our Manager's servicer has agreed that no servicing fees pursuant to these servicing agreements would be charged to us or our subsidiaries for so long as the Management Agreement remains in effect, but that our Manager's servicer will continue to receive reimbursement for overhead related to servicing and operational activities pursuant to the terms of the Management Agreement. In addition, certain of our subsidiaries perform primary loan servicing activities for investment vehicles managed by affiliates of our Manager and receive market-based primary servicing fees related thereto.

Registration Rights Agreement

              We are a party to a registration rights agreement with regard to shares held from time to time by Ares Investments Holdings LLC ("Ares Investments"), a subsidiary of Ares Management, and its affiliates, which we refer to as the registrable shares. Pursuant to the registration rights agreement, we granted Ares Investments and its direct and indirect transferees:

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  unlimited demand registration rights to have the registrable shares registered for resale; and

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  in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with any future public offering.

              Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

"Ares" License Agreement

              We have entered into a license agreement with Ares Management, pursuant to which it granted us a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, we have a right to use this name for so long as Ares Commercial Real Estate Management LLC remains our Manager. This license agreement may be terminated by either party without penalty upon 180 days' written notice to the other.

Director and Officer Indemnification and Liability Insurance

              We purchase directors' and officers' liability insurance on behalf of our directors and officers. In addition, we have entered into indemnification agreements with each of our current directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. The indemnification agreements provide these directors and executive officers the maximum indemnification permitted under Maryland law. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director of our Company in any action or proceeding arising out of the performance of such person's services as a present or former director or executive officer of our Company.

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2018 ANNUAL MEETING

              Stockholders may present proper nominations of candidates for director or other proposals for inclusion in our proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to our Secretary in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and our Charter and Bylaws.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

              To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in our proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's proposal must be received at our principal executive offices not less than 120 calendar days before the anniversary of the date our proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's proposal must be received no later than December 28, 2017 in order to be included in our proxy statement and proxy card for the 2018 annual meeting of stockholders.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's 2017 Annual Meeting

              The deadline for submitting notice of a stockholder's nomination of a candidate for director or other proposal for consideration at the 2018 annual meeting of stockholders under the current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no earlier than November 28, 2017 and no later than 5:00 p.m., Eastern Time, on December 28, 2017 in order to be considered at the 2018 annual meeting of stockholders. In order to be considered timely, such notice shall be delivered to the Secretary at our principal executive office and shall set forth all information required under Section 11 of Article II of the Bylaws.

 ANNUAL REPORT AVAILABLE

              A copy of our 2016 Annual Report containing audited financial statements accompanies this proxy statement.

              We will provide to each stockholder a copy (without exhibits, unless otherwise requested) of our Annual Report free of charge. Requests should be directed to the Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167. Copies of these documents may also be accessed electronically by means of the SEC's home page on the internet at http://www.sec.gov. The Annual Report is not part of the proxy solicitation materials.

 HOUSEHOLDING OF PROXY MATERIALS

              The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

              This year a number of brokers with account holders who are our stockholders will be "householding" its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Commercial Real Estate Management, 245 Park Avenue, 42nd Floor, New York, NY 10167 or 888-818-5298. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

              Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2017: The Notice of Annual Meeting, Proxy Statement and the Company's 2016 Annual Report are available at: http://materials.proxyvote.com/04013V.

 OTHER MATTERS

              The Board is not aware of any other matters to be presented at the Annual Meeting or at any adjournment or postponement thereof. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

              You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to promptly submit your proxy voting instructions.

By Order of the Board of Directors,
/s/ ANTON FEINGOLD Anton Feingold Secretary

New York, New York
April 27, 2017

 ARES COMMERCIAL REAL ESTATE CORP. 245 PARK AVENUE, 42ND FLOOR NEW YORK, NY 10167 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E29287-P91290 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARES COMMERCIAL REAL ESTATE CORPORATION The Board of Directors recommends you vote "FOR" Proposal 1 to elect the following Directors: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below. 1.Election of Directors Nominees: 01) Caroline E. Blakely* 02) Robert L. Rosen* !!! *Persons to serve as Class II Directors until the Company’s 2020 Annual Meeting of Stockholders, and until their successors are duly elected and qualify. The Board of Directors recommends a vote "FOR" Proposal 2. For Against Abstain 2.To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending!!! December 31, 2017. NOTE: The proxies are hereby authorized to vote in their discretion and otherwise represent the undersigned on such other matters as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2016 Annual Report are available at http://materials.proxyvote.com/04013V. E29288-P91290 ARES COMMERCIAL REAL ESTATE CORPORATION Annual Meeting of Stockholders June 7, 2017 at 10:00 AM Pacific Daylight Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Michael Weiner, Tae-Sik Yoon and Anton Feingold, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Ares Commercial Real Estate Corporation (the "Company") to be held on June 7, 2017 at 10:00 a.m., Pacific Daylight Time, at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California 90067, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting, and any adjournments or postponements thereof. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSAL 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors of the Company knows of no other business to be presented at the meeting. Your vote is important. Please vote immediately. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2017
PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS
  PROPOSAL 1: ELECTION OF DIRECTORS
  PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2018 ANNUAL MEETING
ANNUAL REPORT AVAILABLE
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS